Exhibit 10.1

CARBON NATURAL GAS COMPANY

44,444,444 Shares of Common Stock

PURCHASE AGREEMENT

This Agreement will confirm the arrangement between Carbon Natural Gas Company, a Delaware corporation (the “Company”), with its principal offices at 1700 Broadway, Suite 2020, Denver, Colorado 80290, and the purchasers whose names and addresses are set forth on the signature pages hereof (each a “Purchaser” and collectively, the “Purchasers”), relating to the issuance and sale by the Company to the Purchasers, severally and not jointly, of up to 44,444,444 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Securities”) on the terms, conditions and other provisions contained in this Agreement (the “Placement”).  On February 14, 2011, pursuant to an Agreement and Plan of Merger between (i) the Company and its subsidiary St. Lawrence Merger Sub, Inc. (“Merger Co.”), a Delaware corporation, and (ii) Nytis Exploration (USA) Inc., a Delaware corporation (“Nytis USA”), Merger Co. merged with and into Nytis USA with Nytis USA as a surviving subsidiary of the Company (the “Merger”).

As of March 22, 2011, the Company’s board of directors and the holders of a majority of the outstanding common stock approved (by consent, not a full meeting of stockholders) certain changes to the Company’s Certificate of Incorporation, including, without limitation (i) a change of the Company’s name from St. Lawrence Seaway Corporation to Carbon Natural Gas Company and (ii) an increase in the authorized number of shares of common stock to 100,000,000, in accordance with Delaware law and the Company’s Certificate of Incorporation and Bylaws in effect at March 22, 2011.  These changes took effect on May 2, 2011, when the Amended and Restated Certificate of Incorporation filed by the Company with the Delaware Secretary of State became effective.  This filing occurred promptly after the expiration of 20 calendar days following the Company’s distribution to all stockholders of an Information Statement on Schedule 14C (the “First Information Statement”).  The First Information Statement was filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2011 and was distributed to all Company stockholders beginning on or about April 12, 2011.

As of June 15, 2011, the Company’s board of directors and the holders of a majority of the outstanding common stock approved (by consent, not a full meeting of stockholders) an increase in the authorized number of shares of common stock to 200,000,000, in accordance with Delaware law and the Company’s Certificate of Incorporation and Bylaws in effect at June 15, 2011 (the “Charter Amendment”).  The Charter Amendment will take effect when a Certificate of Amendment is filed by the Company with the Delaware Secretary of State.  This filing will occur promptly on the expiration of 20 calendar days following the Company’s distribution to all its stockholders as of the record date of such action (June 10, 2011) of an Information Statement on Schedule 14C (the “Second Information Statement”).  The Second Information Statement was filed with the Commission on June 17, 2011 and is expected to be distributed to all Company stockholders as of such record date on or about June 27, 2011.

Concurrently with the Placement, the Company will sell $10 million of a series of its preferred stock (the “Series A Convertible Preferred Stock”) to an affiliate of the Company pursuant to a preferred stock purchase agreement (the “Preferred Stock Purchase Agreement”) and the designation and preferences and relative rights, qualifications, limitations and restrictions set forth in an Amended and Restated Certificate of Designation of Relative Rights and Preferences of the Series A Convertible Preferred Stock (the “Preferred Stock Designation”), in the form of Exhibit A hereto.

The Securities are being offered and sold to the Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), in reliance upon Regulation D (“Regulation D”) thereunder.

Contemporaneous with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

Proceeds from the offering of the Securities, together with proceeds from the sale of the Series A Convertible Preferred Stock and available cash of the Company will be used (i) to finance the acquisition (the “Acquisition”) of certain natural gas properties, natural gas gathering and compression facilities and other assets related thereto (the “Acquired Assets”) from The Interstate Natural Gas Company, LLC (the “Seller”) pursuant to an Asset Purchase Agreement, as amended (the “Asset Purchase Agreement”) among the Company, Nytis Exploration Company LLC, an indirect subsidiary owned 98.1% by the Company (the “Acquiring Sub”) and (ii) for working capital purposes.

This Agreement, the Registration Rights Agreement, the Preferred Stock Purchase Agreement, the Preferred Stock Designation and the Asset Purchase Agreement are referred to herein collectively as the “Transaction Documents”, and the transactions contemplated hereby, and thereby are referred to herein collectively as the “Transactions”.

1.                   Authorization of Sale of the Securities.  The Company has authorized the issuance and sale of the Securities.

2.                   Purchase and Sale of the Securities.  Subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9 below, the Company will issue and sell to the Purchasers and each of the Purchasers, severally and not jointly, shall purchase from the Company, upon the terms, conditions and other provisions hereinafter set forth, the number of Securities set forth in an individualized Appendix I to this Agreement for the purchase price of $0.45 per Share (the “Purchase Price”).

3.                   Delivery of the Securities at the Closing.  Subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9 below, the closing of the purchase and sale of the Securities (the “Closing”) shall occur on June 29, 2011 (the “Closing Date”) at the offices of King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, or such other location on which the Company, the Purchasers and SunTrust Robinson Humphrey, Inc. and Carr Securities Corp. (collectively, the “Placement Agents”) mutually agree.

4.                  Form of Payment.  Unless other arrangements have been made with a specific Purchaser, on or prior to the Closing Date, (a) each Purchaser shall deliver its Purchase Price for the Securities to be issued and sold to such Purchaser by wire transfer of immediately available funds into an account (the “Escrow Account”) established by the Company with BOKF, NA d/b/a Colorado State Bank and Trust (the “Escrow Agent”) pursuant to the Amended and Restated Subscription Escrow Agreement dated June 24, 2011 (a copy of which is attached hereto as Exhibit C, the “Escrow Agreement”) in accordance with the Company’s written wire instructions and (b) the Company shall deliver certificates for the Securities to the Placement Agents, on behalf of the Purchasers, for prompt post-Closing delivery to such Purchaser (with the legend specified in Section 5(d) hereof), duly executed on behalf of the Company, representing the number of Securities being purchased.  Each Purchaser shall complete Appendix I hereto which will specify the number of Securities to be purchased by such Purchaser, the name in which the certificate(s) representing the Securities are to be registered and the federal tax identification number of such Purchaser.

5.                   Purchaser Representations and Warranties.  Each Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company as follows (as to itself only):

(a)           The Purchaser (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and has had the opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities (neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement); (ii) is acquiring the Securities to be acquired by it hereunder in the ordinary course of its business and for its own account or the account of another accredited investor for investment only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws; nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time; (iii)  will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and any applicable state securities laws; (iv) has, in connection with its decision to purchase the Securities to be issued and sold to such Purchaser, relied solely upon the Private Placement Memorandum (as defined below), including the Incorporated Documents (as defined below) and the representations and warranties of the Company contained herein, and (v) understands that its investment in the Securities involves a significant degree of risk including a risk of total loss of

Purchaser’s investment, and the Purchaser is fully aware of and understands all the risk factors related to the Purchaser’s purchase of the Securities, including, but not limited to, those set forth under the caption “Risk Factors” in the Private Placement Memorandum (as defined below) and those set forth in any document incorporated by reference in the Private Placement Memorandum (the “Incorporated Documents”).

(b)           The Purchaser has all requisite power and authority to execute and deliver this Agreement and the Registration Rights Agreement; each of this Agreement and the Registration Rights Agreement has been duly authorized by the Purchaser.  Assuming that each of this Agreement and the Registration Rights Agreement is the valid and binding agreement of each of the parties thereto, other than the Purchaser, each of this Agreement and the Registration Rights Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

(c)           The Purchaser understands that the Securities are “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold, pledged or transferred  without registration under the Securities Act only in certain limited circumstances.

(d)           The Purchaser understands that, except as provided below, the Securities will bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR UNDER THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(e)           The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)            The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s signature on the signature page hereto.

(g)           The Purchaser is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) or a “qualified institutional buyer” as defined in Rule 144A.

(h)           Since the earlier of (a) such time as such Purchaser was first contacted by the Company or any other person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Purchaser nor any affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, or (z) is subject to such Purchaser’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended) with respect to the common stock of the Company (the “Common Stock”), granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the date on which the initial Registration Statement is declared effective by the Commission or (iii) the date on which the initial Registration Statement is required to be declared effective by the Commission under the terms of the Registration Rights Agreement, such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.  Such Purchaser acknowledges that the representations, warranties and covenants contained in this Section 5(h) are being made for the benefit of the Purchasers as well as the Company and that each of the other Purchasers shall have an independent right to assert any claims against such Purchaser arising out of any breach or violation of the provisions of this Section 5(h).

6.                   Representations, Warranties and Agreements of the Company.  In addition to the other representations, warranties and agreements contained in this Agreement, the Company represents and warrants to, and agrees with, the Purchasers as follows:

(a)           The Company has prepared a private placement memorandum dated April 20, 2011, a supplement dated June 2, 2011, a supplement dated June 20, 2011, and a supplement dated June 27, 2011, and will prepare additional supplements to such private placement memorandum, if required, setting forth information concerning the Company, the Securities, the Series A Convertible Preferred Stock, the Transaction Documents and certain other matters (the April 20, 2011 private placement memorandum, the June 2, 2011 supplement, the June 20, 2011 supplement, the June 27,

2011 supplement, as well as any additional supplements provided to the Purchasers prior to the date hereof are collectively referred to as the “Private Placement Memorandum”).  Copies of the Private Placement Memorandum have been, and copies of any necessary supplement will be, delivered by the Company to the Purchaser.  The Private Placement Memorandum will not as of its date, or any supplement, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”); and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Private Placement Memorandum after the date hereof, when such documents are filed, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(c)           The Company and each of its subsidiaries has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of formation, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged except where the failure to be so qualified or have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other) or prospects of the Company or its subsidiaries taken as a whole (a “Material Adverse Effect”).  None of the subsidiaries of the Company other than Nytis USA and Nytis Exploration Company LLC, a Delaware limited liability company (“NEC”) is a “significant subsidiary”, as such term is defined in Rule 405 of the Securities Act.  Other than as described in the Private Placement Memorandum and the Asset Purchase Agreement, the Company does not own, directly or indirectly, any shares of common stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(d)           The Company has an authorized capitalization as set forth in the Private Placement Memorandum, and all of the issued shares of capital stock of the Company, including the Series A Convertible Preferred Stock, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Private Placement Memorandum; and all of the issued equity of each subsidiary of the Company has been duly and validly authorized and issued and is fully paid and non-assessable and, are owned directly or indirectly by the Company as described in the Private Placement Memorandum, free and clear of all liens, encumbrances, equities, claims or adverse interests (collectively, “Liens”) of any nature.  Except as disclosed in the Private Placement Memorandum, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, options or rights issued by the Company to purchase, any shares of the common stock, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any common stock and (iii) there are no restrictions upon transfer of the common stock pursuant to the Company’s charter or bylaws.

(e)           Except as set forth in the Private Placement Memorandum and except with respect to the rights contained in the Registration Rights Agreement, there are no contracts, agreements or other documents between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned, directly or indirectly, by such person.

(f)            Except as described in the Private Placement Memorandum, there has been no change in the capitalization of the Company or any of its subsidiaries since the date indicated in the Private Placement Memorandum except with respect to (i) changes occurring in the ordinary course of business and (ii) changes in outstanding common stock resulting from transactions relating to an employee benefit plan, stock purchase warrants, stock options or other employee compensation plans existing on the date hereof.

(g)           Since the date as of which information is given in the Private Placement Memorandum through the date hereof, neither the Company nor its subsidiaries has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on any of its common stock, except with respect to (ii) and (iii) above, in connection with the closing of the Asset Purchase Agreement.

(h)           Except as set forth in the Private Placement Memorandum, there are no legal or governmental proceedings pending to which the Company or its subsidiaries is a party or of which any property or assets of any of the Company or its subsidiaries or the Acquired Assets is subject which, if determined adversely to such companies, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.  There is no pending or, to the best of the Company’s knowledge, threatened legal or governmental proceeding that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the issuance of the Securities to be sold pursuant to this Agreement or the consummation of the other Transactions.  The aggregate of all pending legal or governmental proceedings to which the Company and its subsidiaries are a party or of which any of their respective property or assets or the Acquired Assets is the subject which are not described in the Private Placement Memorandum, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(i)            Neither the Company nor its subsidiaries is (i) in violation of its charter or bylaws, or equivalent organizational document, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets or the Acquired Assets is subject or (iii) to the best of the Company’s knowledge, in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets or the Acquired Assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(j)            Neither the Company nor its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Private Placement Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any strike, job action, slowdown, work stoppage, labor dispute or court or governmental action, order or decree (a “Material Loss”); and, since such date, there has not been any change in the common stock, short-term debt or long-term debt of either the Company or its subsidiaries other than borrowings in the ordinary course of the Company’s or its subsidiaries business or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, general affairs, management, position (financial or otherwise), stockholders’ equity, results of operations, cash flow or earnings of the Company or its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Private Placement Memorandum and the Incorporated Documents.

(k)           The financial statements, including the related notes and supporting schedules, included or incorporated by reference in the Private Placement Memorandum present fairly the financial condition, results of operations and changes in financial position of the Company and Nytis USA and their subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; the supporting schedules, if any, included or incorporated by reference in the Private Placement Memorandum present fairly, in accordance with GAAP, the information required to be stated therein; and the other financial and statistical information and data set forth in the Private Placement Memorandum are or will be, in all material respects, accurately presented and prepared on a basis consistent with such financial statements (including the related notes and supporting schedules) and the books and records of the Company and Nytis USA, as the case may be.

(l)            The pro forma financial statements of the Company related to the Merger and the related notes thereto incorporated by reference in the Private Placement Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical financial statements and the Merger.  Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 1l-02 of Regulation S-X of the Commission, except that the pro forma condensed statements of income do not cover the period from the most recent fiscal year end to the end of the first quarter of 2011.

(m)          The pro forma financial statements of the Company related to the Acquisition and the related notes thereto incorporated by reference in the Private Placement Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical financial statements and proposed Acquisition.  Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 1l-02 of Regulation S-X of the Commission, except that the pro forma condensed statements of income do not cover the period from the most recent fiscal year end to the end of the first quarter of 2011.

(n)           The financial statements, including the related notes and supporting schedules, incorporated by reference in the Private Placement Memorandum present fairly the financial condition, results of operations and changes in financial position of the Acquired Assets on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the period presented; the supporting schedules, if any, included or incorporated by reference in the Private Placement Memorandum present fairly, in accordance with GAAP, the information required to be stated therein; and the other financial and statistical information and data set forth in the Private Placement Memorandum are or will be, in all material respects, accurately presented and prepared on a basis consistent with such financial statements (including the related notes and supporting schedules) and the books and records related to the Acquired Assets, as the case may be.

(o)           The statistical, industry and market-related data included in the Private Placement Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

(p)           The proceeds of the sale of the Securities and the Series A Convertible Preferred Stock (net of the expenses and commissions associated therewith) shall be used by the Company only for the purposes specified in the recitals to this Agreement.

(q)           Ehrhardt Keefe Steiner & Hottman PC (the “Company Accountants”), who have certified the financial statements of Nytis USA and whose report is contained or incorporated by reference in the Private Placement Memorandum is a registered public accounting firm; and the Company Accountants were independent accountants as required by the Exchange Act during the periods covered by the financial statements on which they reported.

(r)            The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the management of the Company, as the case may be, including their principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure; since the close of the Merger, the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations of the Commission, and the statements contained in any such certification are complete and correct in all material respects; and the Company is otherwise in compliance in all material respects with all applicable, effective provisions of the Sarbanes-Oxley Act.

(s)           The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) material information relating to the Company and its subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (vi) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed, as applicable, to the Company’s independent auditors and the board of directors.

(t)            The Company has all necessary power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder to issue the Securities and the Series A Convertible Preferred Stock and to consummate the other Transactions; each of the Transaction Documents and the Transactions have been duly authorized by the Company; this Agreement has been duly executed and delivered by the Company and each of the other Transaction Documents, when executed and delivered by the Company, assuming that such Transaction Documents are or will be the valid and binding agreements of the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and each of the Transaction Documents will conform, when executed and delivered, in all material respects to the description thereof contained in the Private Placement Memorandum.

(u)           At Closing, the Company will have all necessary power and authority to execute, issue and deliver the Securities and the Series A Convertible Preferred Stock; the Securities will have been duly and validly authorized, and, when issued and delivered to and paid for by the Purchasers pursuant to the Purchase Agreements on the Closing Date, the Securities will be duly and validly authorized and issued, fully paid and nonassessable and will be free and clear of any preemptive rights and Liens; and the Securities and the Series A Convertible Preferred Stock will conform, when issued, in all material respects to the description thereof in the Private Placement Memorandum.

(v)           The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the performance of the obligations of the Company hereunder and thereunder, the issuance of the Securities and the Series A Convertible Preferred Stock and the consummation of the other Transactions will not, as of the Closing Date, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or their subsidiaries is bound or to which any of the property or assets of the Company or the Acquired Assets is subject, (ii) result in any violation of the provisions of the charter, bylaws of any of the Company or its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Company or its subsidiaries or any of their properties or assets or the Acquired Assets, (iii) result in the imposition or creation of (or the obligation to create or impose) any Lien under any agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or their respective properties or assets or the Acquired Assets is bound (provided, however, that the Company anticipates that the lender under its credit facility will require NEC to grant mortgages on some or all of the Acquired Assets) or (iv) result in the suspension, termination or revocation of any permit, license, consent, exemption, franchise, authorization or other approval (each, an “Authorization”) of the Company or its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

(w)          No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Transaction Documents by the Company, the issuance of the Securities and the Series A Convertible Preferred Stock, the performance of the obligations of the Company hereunder and thereunder and the consummation of the other Transactions contemplated hereby and thereby, except (i) with respect to the transactions contemplated by (A) the Asset Purchase Agreement and (B) the Registration Rights Agreement as may be required under the Securities Act and the Exchange Act, (ii) as required by the state securities or “blue sky” laws and (iii) for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made or will be made as described in the Private Placement Memorandum.  Subject to the accuracy of the representations and warranties of each Purchaser set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or the other Transaction Documents.

(x)            Neither Company, or its subsidiaries is or, as of the Closing Date, after giving effect to the issuance of the Securities and the application of the net proceeds therefrom as set forth in the Private Placement Memorandum (including completion of the Transactions), will be an “investment company” as defined, and subject to regulation, under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y)           The Company and its subsidiaries have (i) good and marketable title in fee simple to all real property and good title to all personal property owned by them, free and clear of all liens, encumbrances and defects; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases; and (ii) defensible title to all their interests in all oil and gas properties owned or leased by them, free and clear of all liens, encumbrances and defects and title investigations have been carried out by the Company in accordance with customary practice in the oil and gas industry, except in each case, as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries.

(z)            The equipment of the Company and its subsidiaries has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition, reasonable wear and tear excepted, except where the failure to so maintain such equipment would not have a Material Adverse Effect.

(aa)         The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties from insurers of recognized financial responsibility and as is customary for companies engaged in similar businesses in similar industries.  Neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

(bb)         The Company and its subsidiaries have such Authorization of, and have made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not have a Material Adverse Effect; each such Authorization is valid and in full force and effect and the Company and its subsidiaries are in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization, except where such failure to be valid and in full force and effect or to be in compliance, or the occurrence of any such event or the presence of any such restriction would not have a Material Adverse Effect.

(cc)         The Company and its subsidiaries own or possess adequate rights to use all material patents, patent rights, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(dd)         Neither the Company nor any of its subsidiaries is involved in any strike, job action or labor dispute with any group of employees that might be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such action or dispute is threatened.

(ee)         The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the “Internal Revenue Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ff)           Except as set forth in the Private Placement Memorandum, the Company and each of its subsidiaries has filed by the due date (including any extensions thereof) all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes (including withholding taxes, penalties and interest, assessments, fees and other charges) due thereon, other than those being contested in good faith and for which adequate reserves have been taken; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

(gg)         Neither the Company or any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the Patriot Act of 2001, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh)         The Company and its subsidiaries are in material compliance with all environmental laws, and neither the Company nor any of its subsidiaries has received any communications alleging or has any basis to believe that the Company or any subsidiary is not in material compliance with such laws and, to the knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such material compliance.  There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes, hazardous substances or other materials regulated by environmental laws (“Hazardous Materials”) by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries or (to the knowledge of the Company) the Acquired Assets except in compliance with all  applicable environmental  laws, ordinances, rules, regulations, orders, judgments, decrees or permits and there are no facts or circumstances that would give rise to a claim for  remedial action under any applicable laws, ordinances, rules, regulations, orders, judgments, decrees or permits, except for any violation or remedial action which would not have, or could not be reasonably likely to have a Material

Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of Hazardous Materials due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ii)           Cawley, Gillespie & Associates, a petroleum engineering firm from whose audit (the “Reserve Audit”) of the Company’s internally prepared reserve reports information (the “Reserve Information”) is set forth or incorporated by reference in the Private Placement Memorandum, are independent petroleum engineers with respect to the Company.  Other than (i) the production of reserves in the ordinary course of business, (ii) intervening price fluctuations or (iii) as described in the Private Placement Memorandum, the Company is not aware of any facts or circumstances that would result in a Material Adverse Effect in its proved developed reserves in the aggregate, or the aggregate present value of estimated future net revenues from such reserves or the standardized measure of discounted future net cash flows therefrom, as described in the Private Placement Memorandum and reflected in the Reserve Information as of the respective dates such information is given.  Estimates of proved reserves and the present value of the estimated future net revenues and the discounted future net cash flows derived therefrom as described in the Private Placement Memorandum and reflected in the Reserve Information comply in all material respects to the applicable requirements of the Securities Act and the Exchange Act.

(jj)           Assuming the accuracy of the representations and warranties of the Placement Agent contained in the Placement Agency Agreement and of the Purchasers contained in Section 5 and the compliance of such parties with the agreements set forth herein and therein, it is not necessary, in connection with the issuance and sale of the Securities, in the manner contemplated by Transaction Documents and the Private Placement Memorandum, to register the Securities under the Securities Act.

(kk)         The Company or any of its Affiliates (as defined in Rule 501(b) of Regulation D) have not engaged, and will not engage, directly or indirectly in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2); and the Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Securities, except for the Placement Agency Agreement, this Agreement and the Registration Rights Agreement, and the Company agrees not to enter into any such arrangement or agreement.

(ll)           Neither the Company nor any of its Affiliates has directly or indirectly sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is, or would be, integrated with the sale of any of the Securities in a manner that would require the registration under the Securities Act of any of the Securities.

(mm)       Neither the Company nor, to the Company’s knowledge, any of the Affiliates of the Company, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of such securities.

(nn)         The Company has not sold or issued any security of the same or similar class or series as any of the Securities or any security convertible into any of the Securities during the six-month period preceding the earlier of the date of this Agreement and the Closing Date, including any sales pursuant to Rule 144A, or Regulation D (other than shares issued in connection with the Merger or pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants), and has no intention of making, and will not make, an offer or sale of such securities, for a period of six months after the date of the Purchase Agreement, except for the offering of Securities as contemplated by the Placement Agency Agreement, the Purchase Agreement and the Registration Rights Agreement.  As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(oo)         The Company will not offer or sell any of the Securities to any person who it does not reasonably believe is (i) a qualified institutional buyer as defined in Rule 144A or (ii) an “accredited investor” (as defined in Rule 501(a) of Regulation D of the Act.

(pp)         No securities of the same class as the Securities are listed on any national securities exchange.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on The OTC Bulletin Board quotation service (the “OTCBB”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal from quotation of the Common Stock from the OTCBB, nor has the Company received any notification that the Commission, the OTCBB or the Financial Industry Regulatory Authority, Inc. is contemplating terminating such registration or quotation.

(qq)         Except as described in the Private Placement Memorandum, no person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any subsidiary or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(rr)           Neither the Company nor any person acting on its behalf has provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.  The Company acknowledges that the Purchasers will be relying on the accuracy of this representation in effecting transactions in the securities of the Company.

(ss)         Each certificate signed by any officer of the Company and delivered to the Purchasers or counsel to the Purchasers shall be deemed to be a representation and warranty by the Company to the Purchasers as to the matters covered thereby.

7.                   Covenants.

(a)           Reasonable Best Efforts.  Each party hereto shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 8 and Section 9 of this Agreement.

(b)           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for, sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)           Second Information Statement.  The Company shall use commercially reasonable efforts to effect the Charter Amendment as soon as practicable after the Closing.  Without limiting the generality of the foregoing, promptly following the Closing the Company shall respond to any Commission comments to the preliminary Second Information Statement and shall prepare and file with the Commission a definitive Second Information Statement meeting the requirements of Section 14(c) of the Exchange Act and the rules promulgated thereunder and shall promptly mail the Second Information Statement to the stockholders of the Company.  The Company will comply with Section 14(c) of the Exchange Act and the rules promulgated thereunder connection with the preparation and mailing of the Second Information Statement, and the Second Information Statement shall not, as of the date that the Second Information Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the effective date of the Charter Amendment, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the same subject matter which has become false or misleading.  If the Company should discover at any time prior to the effectiveness of the Charter Amendment, any event relating to the Company or any of its subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Second Information Statement, in addition to the

Company’s obligations under the Exchange Act, the Company will promptly inform the Purchasers thereof.

(d)           Certificate of Amendment.  The Company agrees to file the Certificate of Amendment described in the Private Placement Memorandum increasing the number of authorized shares of its common stock no later than two business days after the expiration of 20 calendar days following the Company’s distribution to all its stockholders (current as of the record date associated therewith) of the Second Information Statement.

(e)           Lock-Up.  Except for the issuance of (i) 100 shares of the Company’s Series A Convertible Preferred Stock and (ii) shares of Common Stock issuable upon the automatic conversion of such 100 shares of Series A Convertible Preferred Stock, during the period beginning from the date hereof and continuing to and including the date 60 days after the date hereof, the Company agrees not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities (other than pursuant to employee equity compensation plans or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Placement Agents.

(f)            Legend Removal.  In connection with any sale or disposition of the Securities by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the transferee acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Securities sold or disposed of without restrictive legends.  Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the Shares becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Purchaser that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Purchaser that such Purchaser has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act.  From and after the earlier of such dates, upon a Purchaser’s written request, the Company shall promptly cause certificates evidencing the Purchaser’s Securities to be replaced with certificates which do not bear such restrictive legends.  When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to a Purchaser within three (3) business days of submission by that Purchaser of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Purchaser, the Purchaser, or any third party on behalf of such Purchaser or for the Purchaser’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Purchaser (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Purchaser as a result of the sale to which such Buy-In relates.  The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

(g)           Subsequent Sales.  From the date hereof until ninety (90) days after the Closing Date, without the consent of the Required Holders (as defined below), neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents (as defined below). Notwithstanding the foregoing, the provisions of this Section 7(g) shall not apply to (i) the issuance of the Series A Convertible Preferred Stock pursuant to the terms of the Preferred Stock Purchase Agreement (as in effect on the date hereof) or the issuance of shares of Common Stock upon the automatic conversion of the Series A Convertible Preferred Stock pursuant to the Designations (as in effect on the date hereof); (ii) the issuance of Common Stock or Common Stock Equivalents upon the conversion or exercise of any securities of the Company or a subsidiary outstanding on the date hereof, provided that the terms of such security are not amended after the date hereof to decrease the exercise price or increase the Common Stock or Common Stock Equivalents receivable upon the exercise, conversion or exchange thereof or (iii) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company equity incentive plan approved by the Company’s stockholders and in place as of the date hereof.  As used herein, “Required Holders” means, (i) prior to Closing, (A) each Purchaser agreeing to purchase at least $1,000,000 of Securities and (B) the Purchasers agreeing to purchase a majority of the Securities to be sold hereunder and, (ii) after the Closing, (C) each Purchaser, or any transferee, holding at least 2,200,000 Shares (subject to adjustment for any stock split, reverse stock split or other similar transaction), and (D) the Purchasers, or their transferees, holding a majority of the Shares issued hereunder.  As used herein, “Common Stock Equivalents” means any securities of the Company or any subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(h)           Prohibition on Variable Rate Transactions.  From the date hereof until the earlier of (i) three years from the Closing Date or (ii) such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any “Variable Rate Transaction”.  The term “Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  For the avoidance of doubt, the issuance of a security which is subject to customary anti-dilution protections, including where the conversion, exercise or exchange price is subject to adjustment as a result of stock splits, reverse stock splits and other similar recapitalization or reclassification events, shall not be deemed to be a “Variable Rate Transaction.”

(i)            No Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

(j)            Equal Treatment of Purchasers.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(k)           Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchasers without the prior consent of the Company (in the case of a release or announcement by the Purchasers) or the Purchasers (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Purchasers, as the case may be, shall allow the Purchasers or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.  By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date (the “Disclosure Deadline”), the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement.  No later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission.  From and after the Disclosure Deadline, no Purchaser shall be deemed to be in possession of any material non-public information relating to the Company and, subject to the other terms of this Agreement, shall be free to effect transactions in securities of the Company.

8.                   Conditions to the Company’s Obligation to Sell the Securities.  The obligation of the Company hereunder to issue and sell the Securities to the Purchasers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)           receipt by the Company of same-day funds in the full amount of the Purchase Price for the Securities being purchased hereunder; and

(b)           the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings by such Purchasers prior to the Closing.

9.                   Conditions to the Purchaser’s Obligation to Purchase the Securities.  The obligation of each Purchaser hereunder to purchase its Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by each Purchaser at any time in its sole discretion as to itself only:

(a)           The representations and warranties made by the Company in Section 6 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 6 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)           The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)           The Company shall have executed and delivered the Registration Rights Agreement.

(d)           The Company shall have entered into the Preferred Stock Purchase Agreement, in substantially the form previously provided to the Purchasers.

(e)                                  The Company shall have received gross proceeds from the sale of the Securities and the Series A Convertible Preferred Stock of at least Thirty Million  Dollars ($30,000,000).

(f)                                    The Asset Purchase Agreement shall remain in full force and effect and no amendment, modification or waiver of any term thereof shall have occurred which could reasonably be expected to be materially adverse to the Purchasers.

(g)                                 No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(h)                                 Welborn Sullivan Meck & Tooley, P.C., counsel to the Company, shall have furnished to the Purchasers its written opinion addressed to the Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers to the effect as set forth in Appendix II.

(i)                                     Prior to the Closing, the Placement Agents shall have received from the Company Accountants a letter, in form and substance reasonably satisfactory to the Placement Agents, addressed to the Placement Agents and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date of Closing (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Private Placement Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to initial purchasers in Rule 144A underwritten offerings.

(j)                                     Prior to the Closing, the Purchasers and the Placement Agents shall have received from Cawley, Gillespie & Associates, an independent petroleum engineer firm for the Company, a letter, in form and substance reasonably satisfactory to the Placement Agents, with respect to the audit of the Company’s estimated proved developed producing reserves as prepared by the Company as set forth or incorporated by reference in the Private Placement Memorandum and such related matters as the Placement Agents shall reasonably request.

(k)                                  The Company shall have furnished to the Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer, in form and substance reasonably satisfactory to the Purchasers, stating that:

(i)                                     the representations, warranties and agreements of the Company in Section 6 of this Agreement are true and correct as of the date of this

Agreement and as of the Closing Date; and the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on the Closing Date;

(ii)                                  since the respective dates as of which information is given in the Private Placement Memorandum, other than as set forth in the Private Placement Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and the Incorporated Documents, (A) there has not occurred any change or any development that might have a Material Adverse Effect, (B) there has not been any change in the common stock, the short-term debt, or the long-term debt of the Company or any of its subsidiaries that might have a Material Adverse Effect, (C) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than borrowings in the ordinary course of the Company’s or its subsidiaries’ business, (D) a Material Loss has not occurred and (E) the Company has not declared or paid any dividend on its common stock, except for dividends declared in the ordinary course of business and consistent with past practice, and, except as set forth in the Private Placement Memorandum, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

(iii)                               they have carefully examined the Private Placement Memorandum and, in their opinion the Private Placement Memorandum, as of its date and the Closing Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iv)                              (a) the Charter Amendment has been approved by the Company’s Board of Directors and by the holders of more than a majority of its common stock, (b) the Company has distributed to all of its current stockholders an Information Statement on Schedule 14C as described in the Private Placement Memorandum, (c) such Information Statement has been filed with the Securities and Exchange Commission and (d) the Company has duly filed the Preferred Stock Designation with the Delaware Secretary of State and the Preferred Stock Designation is effective; and

(v)                                 The Company has satisfied all conditions on its part to be satisfied on or prior to the Closing.

(l)                                     The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and

Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(m)                               Each of the Transaction Documents, other than this Agreement and the Asset Purchase Agreement, shall be in form and substance reasonably satisfactory to the Purchasers and each of the Transaction Documents, other than this Agreement, shall have been duly executed and delivered by the Company and the other parties thereto, and the Securities and the Series A Convertible Preferred Stock shall have been duly executed and delivered by the Company.

10.                                                  Termination of Obligations to Effect Closing; Effect.

(a)                                  The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(i)                                     Upon the mutual written consent of the Company and the Purchasers;

(ii)                                  By the Company if any of the conditions set forth in Section 8 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)                               By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 9 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

(iv)                              By either the Company or any Purchaser (with respect to itself only) if the Closing has not occurred on or prior to July 1, 2011;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)                                 In the event of termination by the Company or any Purchaser of its obligations to effect the Closing pursuant to this Section 10, written notice thereof shall forthwith be given to the other Purchasers by the Company and the other Purchasers shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Purchasers.  Nothing in this Section 10 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

11.                                                  Indemnification.

(a)                                  The Company agrees to indemnify and hold harmless each Purchaser and the directors, officers, employees and agents of each such Purchaser against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon or related to any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum or the omission or alleged omission to state therein, in light of the circumstances under which they were made, a material fact necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred.

(b)                                 Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection (a) above unless and to the extent it did not otherwise learn of such action and such failure results in forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) above.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c)                                  If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the offering of the Securities.  The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company.  The relative benefits received by the Purchaser shall be deemed to be equal to the value of receiving the Securities.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)                                 The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act.

12.                                                  Miscellaneous.

(a)                                  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)                                 Consent to Jurisdiction; Forum Selection; Appointment of Agent for Service of Process; Waiver of Jury Trial. (i)  Each of the Purchasers and the Company hereby submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

(ii)                                  Any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York, located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(iii)                              Entire Agreement; No Inconsistent Agreements.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(c)                                  Amendments and Waiver.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the written consent of the Company and the Required Holders.  The failure by any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)                                 Survival.  The representations and warranties of the Company and the Purchasers, the agreements and covenants and the indemnification and contribution provisions set forth in this Agreement shall survive the Closing.

(e)                                  Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions.

(f)                                    Broker’s Fee.  The Purchasers acknowledge that the Company intends to pay to the Placement Agents a fee in respect of the sale of the Securities to the Purchasers.  Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchasers.

(g)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders.

(h)                                 Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(i)                                     Counterparts; E-Mail or Facsimile Execution.  This Agreement may be executed in any number of counterparts and, if executed in more than one counterpart, the executed counterparts shall be deemed to be an original but all such counterparts shall together constitute one and the same instrument  This Agreement may be executed and delivered electronically including by emailed pdf signatures or facsimile signatures.

(j)                                     Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(k)                                  Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

(l)                                     Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(i)                                     if to the Company, shall be delivered or sent by mail or facsimile transmission to it at: 1700 Broadway, Suite 2020, Denver, Colorado 80290, Attention: Patrick R. McDonald (fax: 720-407-7041; telephone: 720-407-7043; email: pmcdonald@nytis.com);

with a copy to Welborn Sullivan Meck & Tooley, P.C., Address: 1125 17th Street, Suite 2200, Denver, Colorado 80202, Attention: John F. Meck, Esq. (fax: (303) 832-2366; telephone: (303) 830-2500; email: jmeck@wmstlaw.com); and

if to a Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to the address set forth immediately below such Purchaser’s name on the signature page hereto.

Any such statements, requests or notices will take effect at the time of receipt thereof.  Each party shall provide notice to the other party of any change in address.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

CARBON NATURAL GAS COMPANY

By:
Name: Patrick R. McDonald
Title: Chief Executive Officer

IN WITNESS WHEREOF, each Purchaser has caused this Agreement to be duly executed as of the date first above written.

By:
Name:
Title:

Address:

APPENDIX I

PURCHASE INFORMATION

(separate Appendix I to be completed for each separate Purchaser)

Purchaser (Name for Securities to be Registered in)	Tax ID Number	Number of Shares	Aggregate Purchase Price
$

APPENDIX II

Legal Opinions